Exhibit 3.1

CERTIFICATE OF DESIGNATIONS

OF

6.00% MANDATORY CONVERTIBLE PREFERRED SHARES, SERIES A

OF

NABORS INDUSTRIES LTD.

Nabors Industries Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), CERTIFIES that pursuant to resolutions of the board of directors (the “Board of Directors”) of the Company adopted on May 4, 2018 and May 9, 2018, respectively and pursuant to authority delegated by the Board of Directors, the creation of the series of 6.00% Mandatory Convertible Preferred Shares, Series A, US$0.001 par value per share, US$50.00 liquidation preference per share (the “Series A Preferred Shares”), was authorized and the designation, preferences and privileges, voting rights, relative, participating, optional and other rights, and qualifications, limitations and restrictions of the Series A Preferred Shares, in addition to those set forth in the Bye-Laws (as amended, restated, supplemented, altered or modified from time to time, the “Bye-Laws”) of the Company, were fixed as follows:

Section 1.                                           Designation.  The distinctive serial designation of the Series A Preferred Shares is “6.00% Mandatory Convertible Preferred Shares, Series A.” Each share of the Series A Preferred Shares shall be identical in all respects to every other Series A Preferred Share.

Section 2.                                           Number of Shares.  The number of Series A Preferred Shares shall initially be 5,750,000.  The Company may from time to time elect to issue additional Series A Preferred Shares, and all the additional shares so issued shall be a part of, and form a single series with, the Series A Preferred Shares initially authorized hereby.

Series A Preferred Shares that are purchased or otherwise acquired by the Company shall be cancelled.

Section 3.                                           Definitions.  As used herein with respect to Series A Preferred Shares:

“Additional Amounts” has the meaning specified in Section 6(a).

“ADRs” has the meaning specified in Section 13(e).

“Agent Members” has the meaning specified in Section 27(b).

“Annual Dividend Rate” has the meaning specified in Section 4(a).

“Applicable Market Value” of the Common Shares means, except as provided in Section 13(e), the Average VWAP per Common Share over the Final Averaging Period.

“Average VWAP” means for any period, the average of the VWAPs for each Trading Day in such period.

“Board of Directors” has the meaning specified in the recital hereto and, except as such term is used in Section 19, shall include any authorized committee of such Board of Directors.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

“Bye-Laws” has the meaning specified in the recital hereto.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Shares, as it may be amended, restated, supplemented, altered or modified from time to time.

“Certificated Series A Preferred Share” has the meaning specified in Section 27(d).

“Change in Control” means the occurrence of any of the following events:

(i)             any person or group, other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the beneficial owner of shares with a majority of total voting power of the Common Shares; unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(ii)          the Company consolidates with, amalgamates or merges with or into another person (other than one of the Company’s Subsidiaries), or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than one of the Company’s Subsidiaries) or any person (other than one of the Company’s Subsidiaries) consolidates with or merges with or into the Company, and (except in the case of any such sale, conveyance, transfer or lease) the issued and outstanding Common Shares are reclassified into, converted for or converted into the right to receive any other property or security; or

(iii)       the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors.

For purposes of this definition of “Change in Control”:

(v) “Continuing Director” means, as of any date of determination, any member of the Board of Directors who: (1) was a member of the Board of Directors (a) on the Issue Date or (b) for at least two consecutive years; or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

(w) the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(x) the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision;

(y) the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time; and

(z) the phrase “and shall include any authorized committee of such Board of Directors” shall be deemed to be deleted from the definition of “Board of Directors”.

Notwithstanding the foregoing, it shall not constitute a Change in Control if at least 90% of the consideration for the Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change in Control consists of common stock or common shares traded on a United States national securities exchange or approved for quotation on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors), or which will be so traded or quoted when exchanged in connection with the Change in Control transaction, and as a result of such transaction or transactions the Series A Preferred Shares become convertible or exchangeable solely into such common stock or common shares.

If any transaction in which the Common Shares are replaced by the securities of another entity occurs, following completion of the related Fundamental Change Conversion Period, references to the Company in this definition of “Change in Control” shall instead be references to such other entity.

“Clause A Distribution” has the meaning specified in Section 13(a)(iii).

“Clause B Distribution” has the meaning specified in Section 13(a)(iii).

“Clause C Distribution” has the meaning specified in Section 13(a)(iii).

“close of business” means 5:00 p.m.  (New York City time).

“Common Shares” means the common shares, par value US$0.001 per share, of the Company.

“Companies Act” means the Companies Act 1981 of Bermuda, as amended from time to time.

“Company” has the meaning specified in the recital hereto.

“Conversion Agent” means the Transfer Agent.

“Conversion Date” has the meaning specified in Section 12(c).

“Conversion Rate” means, subject to adjustment pursuant to Section 13:

(i) if the Applicable Market Value of the Common Shares is greater than US$9.30 (the “Threshold Appreciation Price”), then the Conversion Rate shall be 5.3763 Common Shares per Series A Preferred Share (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value of the Common Shares is less than or equal to the Threshold Appreciation Price but greater than or equal to US$7.75 (the “Initial Price”), then the Conversion Rate shall be US$50, divided by the Applicable Market Value of the Common Shares; or

(iii) if the Applicable Market Value of the Common Shares is less than the Initial Price, then the Conversion Rate shall be 6.4516 Common Shares per Series A Preferred Share (the “Maximum Conversion Rate”).

“Current Market Price” of the Common Shares on any day means the Average VWAP per Common Share for the 10 consecutive Trading Day period ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (a)(i) through (a)(v) of Section 13.

“Depositary” has the meaning specified in Section 27(a).

“Dividend Payment Date” means, if declared, February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2018 and ending on May 1, 2021.

“Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.

“Dividend Reference Period” means (i) in the case of a payment of dividends on any Dividend Payment Date (other than the Mandatory Conversion Date), the five consecutive Trading Days beginning on, and including, the sixth Scheduled Trading Day immediately preceding the relevant Dividend Payment Date; (ii) in the case of a payment of dividends upon a conversion on the Mandatory Conversion Date, the five consecutive Trading Days beginning on, and including, the sixth Scheduled Trading Day immediately preceding the Mandatory Conversion Date; (iii) in the case of a payment of dividends upon an Optional Conversion, the five consecutive Trading Days commencing on, and including, the third Trading Day immediately following the date on which the Company receives a notice of conversion from the Holder; (iv) in the case of a payment of dividends upon a Fundamental Change Conversion, the five consecutive Trading Days beginning on, and including, the fifth Scheduled Trading Day immediately preceding the Effective Date for the relevant Fundamental Change; and (v) in the case of a payment of dividends upon a Tax Event Conversion, the five consecutive Trading Day period beginning on, and including, the second Trading Day immediately following the date on which the Tax Event Conversion Notice is sent to Holders.

“DTC” means The Depository Trust Company.

“Effective Date” means, with respect to a Fundamental Change, the date upon which a Fundamental Change becomes effective.

“Ex-date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Company or, if applicable, from the seller of the Common Shares (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning specified in Section 13(e).

“Expiration Date” has the meaning specified in Section 13(a)(v).

“Expiration Time” has the meaning specified in Section 13(a)(v).

“FATCA” has the meaning specified in Section 6(b)(vi).

“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding May 1, 2021.

“Fixed Conversion Rates” means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.

“Fundamental Change” means (1) the occurrence of a Change in Control or (2) the Common Shares (or other common shares underlying the Series A Preferred Shares) cease to be listed or quoted on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

“Fundamental Change Company Notice” has the meaning specified in Section 10(b).

“Fundamental Change Conversion” has the meaning specified in Section 10(a).

“Fundamental Change Conversion Date” has the meaning specified in Section 12(b).

“Fundamental Change Conversion Period” has the meaning specified in Section 10(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, a number of Common Shares (or, if applicable, units of Exchange Property) determined using the table below based on the applicable Effective Date and Share Price for such Fundamental Change, as described below:

	Share Price
Effective Date	$2.00	$3.00	$4.00	$5.00	$6.00	$7.75	$8.25	$8.75	$9.30	$10.00	$11.00	$12.50	$15.00	$20.00	$35.00	$50.00
May 14, 2018	10.3993	8.9097	8.0787	7.5297	7.1382	6.6756	6.5782	6.4921	6.4085	6.3162	6.2064	6.0786	5.9303	5.7608	5.5701	5.4995
May 1, 2019	9.2174	8.1994	7.6000	7.1699	6.8406	6.4296	6.3411	6.2629	6.1871	6.1039	6.0064	5.8958	5.7735	5.6444	5.5110	5.4623
May 1, 2020	7.8834	7.3881	7.0906	6.8300	6.5774	6.1918	6.1020	6.0221	5.9452	5.8626	5.7702	5.6745	5.5851	5.5116	5.4457	5.4209
May 1, 2021	6.4516	6.4516	6.4516	6.4516	6.4516	6.4516	6.0606	5.7143	5.3763	5.3763	5.3763	5.3763	5.3763	5.3763	5.3763	5.3763

The Share Prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates are adjusted.  The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted.  Each of the Fundamental Change Conversion Rates in the table will be subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 13.

The exact Share Price and Effective Date may not be set forth on the table above, in which case:

(i)             if the Share Price is between two Share Prices on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)          if the Share Price is in excess of US$50.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to the immediately preceding paragraph), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate, subject to adjustment pursuant to Section 13; and

(iii)       if the Share Price is less than US$2.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to the immediately preceding paragraph) (the “Minimum Share Price”), then the Fundamental Change Conversion Rate will be determined (a) as if the Share Price equaled the Minimum Share Price and (b) if the Effective Date is between two Effective Dates on the table, using straight-line interpolation.

“Global Preferred Shares” has the meaning specified in Section 27(a).

“Holder” means the Person in whose name the Series A Preferred Shares are registered, which may be treated by the Company and the Transfer Agent as the absolute owner of the

Series A Preferred Shares for all purposes, including, without limitation, for purposes of making payment and settling conversions to the fullest extent permitted by law.

“Initial Price” has the meaning set forth in the definition of Conversion Rate.

“Issue Date” means May 14, 2018, which is the first date of original issuance of the Series A Preferred Shares.

“Junior Shares” means the Common Shares, and any other class or series of shares of the Company that ranks junior to the Series A Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company.

“Liquidation Distribution” has the meaning specified in Section 7(b).

“Liquidation Preference” has the meaning specified in Section 7(a).

“Mandatory Conversion” means a conversion pursuant to Section 8(a).

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Final Averaging Period.

“Market Disruption Event” means any of the following events that has occurred: (i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Shares (or any other security into which the Series A Preferred Shares become convertible in connection with any Reorganization Event) or in futures or options contracts relating to the Common Shares (or such other security) on the relevant exchange or quotation system; (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Shares (or any other security into which the Series A Preferred Shares become convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Shares (or such other security) on any relevant exchange or quotation system; or (iii) the failure to open of the exchange or quotation system on which futures or options contracts relating to the Common Shares (or any other security into which the Series A Preferred Shares become convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

“Maximum Conversion Rate” has the meaning set forth in the definition of Conversion Rate.

“Minimum Conversion Rate” has the meaning set forth in the definition of Conversion Rate.

“Minimum Share Price” has the meaning set forth in the definition of Fundamental Change Conversion Rate.

“Nonpayment Event” has the meaning specified in Section 19(b).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or the Corporate Secretary of the Company.

“Officer’s Certificate” means a certificate of the Company, signed by a duly authorized Officer.

“open of business” means 9:00 a.m. (New York City time).

“Optional Conversion” has the meaning specified in Section 9(a).

“Optional Conversion Date” has the meaning specified in Section 12(a).

“Parity Shares” means any other class or series of shares of the Company that ranks equally with the Series A Preferred Shares with respect to both (a) the payment of dividends and (b) the distribution of assets upon a liquidation, dissolution or winding-up of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Shares” means any and all series of preferred shares of the Company, including the Series A Preferred Shares established hereby.

“Preferred Shares Directors” has the meaning specified in Section 19(b).

“Prospectus Supplement” means the preliminary prospectus supplement, dated May 9, 2018, to the prospectus, dated February 2, 2018, of the Company relating to the offer and sale of the Series A Preferred Shares, as supplemented, modified or amended by the related pricing term sheet.

“Purchased Shares” has the meaning specified in Section 13(a)(v).

“Record Date” means, for purpose of a Conversion Rate adjustment pursuant to Section 13, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Holders” means, as to any day, the Holders of record of the Series A Preferred Shares as they appear on the share register of the Company at the close of business on such day.

“Registrar” means the Transfer Agent.

“Regular Record Date” means, with respect to payments of dividends on the Series A Preferred Shares, the 15th calendar day of the month immediately preceding the month in which the relevant Dividend Payment Date falls, or such other record date fixed by the Board of Directors or any duly authorized committee thereof that is not more than 60 nor less than 10 days prior to such Dividend Payment Date but only to the extent a dividend has been declared to be payable on such Dividend Payment Date.

“Relevant Date” means, in respect of any payment or delivery, the date on which such payment or delivery, as applicable, first becomes due and payable or deliverable, as the case may be, but if the full amount of the moneys payable or the full number of Common Shares deliverable, as the case may be, have not been received by the Transfer Agent on or prior to such due date, it means the first date on which, the full amount of such moneys or the full number of Common Shares, as the case may be, having been so received and being available for payment or delivery, as applicable, to Holders, notice to that effect shall have been duly given to the Holders.

“Reorganization Event” has the meaning specified in Section 13(e).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day, except that if the Common Shares are not listed on a national securities exchange, “Scheduled Trading Day” means a Business Day.

“Series A Preferred Shares” has the meaning specified in the recital hereto.

“Share Cap” has the meaning specified in Section 5(e).

“Share Dilution Amount” means the increase in the number of diluted Common Shares issued and outstanding (determined in accordance with generally accepted accounting principles in the United States of America, and as measured from the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents of the Company and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

“Share Price” means (i) in the case of a Fundamental Change described in clause (ii) of the definition of Change in Control in which all holders of the Common Shares receive only cash in the Change of Control, the cash amount paid per Common Share; and (ii) in the case of any other Fundamental Change, the Average VWAP per Common Share over the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date for such Fundamental Change.

“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of Common Shares issued as payment of a dividend on the Series A Preferred Shares, including dividends paid in connection with a conversion of the Series A Preferred Shares.

“Spin-Off” has the meaning specified in Section 13(a)(iii).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Tax Event” has the meaning specified in Section 11(a).

“Tax Event Conversion” has the meaning specified in Section 11(a).

“Tax Event Conversion Date” has the meaning specified in Section 11(b).

“Tax Event Conversion Notice” has the meaning specified in Section 11(b).

“Tax Event Conversion Rate” has the meaning specified in Section 11(a).

“Taxing Jurisdiction” has the meaning specified in Section 6(a).

“Threshold Appreciation Price” has the meaning set forth in the definition of Conversion Rate.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange is open for trading, or, if the Common Shares (or any other security into which the Series A Preferred Shares become convertible or exchangeable in connection with any Reorganization Event) are not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Shares (or such other security) are listed is open for trading, or, if the Common Shares (or such other security) are not listed on a national securities exchange, any Business Day.  A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent appoint pursuant to Section 26.

“Trigger Event” has the meaning specified in Section 13(a)(iii).

“unit of Exchange Property” has the meaning specified in Section 13(e).

“Voting Preferred Shares” means, with regard to any election or removal of a Preferred Shares Director or any other matter as to which the holders of Series A Preferred Shares are entitled to vote as specified in Section 19, any and all series of Parity Shares upon which like voting rights have been conferred and are exercisable with respect to such matter.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“VWAP” per Common Share (or any other security for which a VWAP must be determined) on any Trading Day means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page NBR <Equity> AQR (or its equivalent successor if such page is not available) or, in the case of such other security, the per share volume-weighted average price as displayed on the Bloomberg page with respect to such security, in each case, in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the VWAP means the market value per Common Share (or such other security) on such Trading Day, as determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

Section 4.                                           Dividends.

(a)                                 Holders of issued and outstanding Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company lawfully available therefor, cumulative dividends at the rate per annum of 6.00% per share on the Liquidation Preference (the “Annual Dividend Rate”) (equivalent to US$3.00 per annum per share), payable quarterly on each Dividend Payment Date through May 1, 2021, commencing on August 1, 2018, in cash, Common Shares or a combination thereof in accordance with Section 5.  Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period(s) there have been funds of the Company lawfully available for the payment of such dividends and shall accumulate, whether or not earned or declared, from and after the Issue Date.  Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders as of the Regular Record Date with respect to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date will be payable to the Holders presenting the Series A Preferred Shares for conversion on the Mandatory Conversion Date.  If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest, additional dividends or other penalty in respect of such delay.  Accumulations of dividends on Series A Preferred Shares shall not bear interest or additional dividends.  The amount of dividends payable on each Series A Preferred Share for each full Dividend Period shall be computed by dividing the Annual Dividend Rate by four.  Dividends payable for any period other than a full Dividend Period (based on the number of days elapsed during such Dividend Period) shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.

(b)                                 No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any issued and outstanding Series A Preferred Shares with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid or declared and a sufficient sum has been set apart for the payment of such dividends, upon all issued and outstanding Series A Preferred Shares.

(c)                                  So long as any Series A Preferred Shares remain issued and outstanding for any Dividend Period, no dividend or distribution shall be declared or paid on the Common Shares or any other Junior Shares (other than dividends payable solely in Junior Shares), and no Common Shares or Junior Shares shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company (other than (x) as a result of the reclassification of Junior Shares for or into other Junior Shares, or the exchange or conversion of one Junior Share for or into another Junior Share or (y) through the use of the proceeds of a substantially contemporaneous sale of Junior Shares, in each case, as permitted by the Bye-Laws in effect on the Issue Date) unless all accumulated and unpaid dividends for the latest completed Dividend Period, on all issued and outstanding Series A Preferred Shares and Parity Shares have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of the Series A Preferred Shares or Parity Shares, as the case may be, on the applicable Regular Record Date or the applicable record date for such Parity Shares, as applicable).

The foregoing limitation shall also not apply to: (i) purchases, redemptions or other acquisitions of Common Shares or other Junior Shares in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan or acquisitions of Common Shares deemed surrendered in connection with the exercise of stock options) (provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount); (ii) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; or (iii) the deemed purchase or acquisition of fractional interests of Common Shares or Junior Shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

(d)                                 When dividends are not paid (or duly provided for) in full on any Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) upon the Series A Preferred Shares and any Parity Shares, all dividends declared by the Board of Directors or a duly authorized committee of the Board of Directors upon the Series A Preferred Shares and all such Parity Shares and payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared by the Board of Directors or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all unpaid dividends per Series A Preferred Share and all Parity Shares payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.  Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Company, including Common Shares and other Junior Shares, from time to time out of any funds lawfully available for such payment, and Holders shall not be entitled to participate in any such dividends.

(e)                                  The Company shall not declare or pay a dividend if the Company has reasonable grounds for believing that (i) the Company is or, after giving effect to such payment, would be, unable to pay its liabilities as they become due or (ii) the realizable value of the Company’s assets would thereby be less than the aggregate of the Company’s liabilities.

(f)                                   To the extent that the Company, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Shares issued as payment of a dividend, including dividends paid in connection with a conversion of the Series A Preferred Shares, the Company shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Common Shares have been resold thereunder and such time as all such Common Shares are freely tradable without registration by Holders other than the Company’s affiliates (as such term is defined under the Securities Act of 1933, as amended) or Holders that have been affiliates of the Company during the three months immediately preceding. To the extent applicable, the Company shall also use commercially reasonable efforts to have such Common Shares qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed).

Section 5.                                           Method of Payment of Dividends

(a)                                 [Reserved]

(b)                                 All dividends (or any portion of any dividend) on the Series A Preferred Shares, including accumulated and unpaid dividends and dividends payable upon a Mandatory Conversion, an Optional Conversion, a Fundamental Change Conversion or a Tax Event Conversion, may, in the Company’s sole discretion, be paid:

(i)                                     in cash;

(ii)                                  by delivery of Common Shares (subject to the Share Cap); or

(iii)                               through payment or delivery, as the case may be, of any combination of cash and Common Shares (subject to the Share Cap).

provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in Common Shares may be paid by delivery of units of Exchange Property in accordance with Section 13(e); and provided further that if the Board of Directors may not lawfully authorize payment of all or any portion of such accumulated and unpaid dividends in cash, it shall authorize payment of such dividends in Common Shares or units of Exchange Property, as the case may be, if lawfully permitted to do so.

(c)                                  If the Company elects to pay any dividend or portion thereof in Common Shares, such shares shall be valued for such purpose at 97% of the Average VWAP per Common Share for the five Trading Days of the relevant Dividend Reference Period.  If the Company elects to pay any dividend or portion thereof in units of Exchange Property, the value of such units shall be determined in accordance with Section 13(e).

(d)                                 If the Company elects to pay any dividend or portion thereof in Shares or, if applicable, units of Exchange Property:

(i)                                     in the case of a payment of dividends on a Dividend Payment Date (other than the Mandatory Conversion Date), the Company shall give the Holders notice of any such election and the portion of such payment that will be made in Common Shares no later than 10 Scheduled Trading Days prior to the Relevant Dividend Payment Date, and the Company shall deliver Common Shares and pay cash, if applicable, in respect of such payment on such Dividend Payment Date (or, if later, the Business Day immediately following the last Trading Day of the relevant Dividend Period used to determine the number and value of Common Shares to be delivered in respect of such dividend);

(ii)                                  in the case of a payment of dividends upon a Mandatory Conversion, the Company shall give the Holders notice of any such election and the portion of such payment that will be made in Common Shares no later than 10 Scheduled Trading Days prior to the Mandatory Conversion Date, and the Company shall deliver Common Shares and pay cash, if applicable, in respect of such payment on the Mandatory Conversion Date;

(iii)                               in the case of a payment of dividends upon an Optional Conversion, the Company shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Shares no later than two Trading Days after the Company receives notice of conversion from such Holder, and the Company shall deliver Common Shares and pay cash, if applicable, in respect of such payment no later than the ninth Trading Day after the applicable Optional Conversion Date, subject to the provisions for accumulated dividends as set forth in Section 9(b); and

(iv)                              in the case of a payment of dividends upon a Fundamental Change Conversion, the Company shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Shares or units of Exchange Property, as the case may be, in the Fundamental Change Company Notice, and the Company shall deliver Common Shares or units of Exchange Property, as the case may be, and pay cash, if applicable, in respect of such payment, on the second Business Day immediately following the relevant Fundamental Change Conversion Date (or, if later, the Business Day immediately following the last Trading Day of the relevant Dividend Reference Period used to determine the number and value of Common Shares to be delivered in respect of such dividend); and

(v)                                 in the case of a payment of dividends upon a Tax Event Conversion, the Company shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Shares in the Tax Event Conversion Notice, and the Company shall deliver Common Shares, and pay cash, if applicable, in respect of such payment on the Tax Event Conversion Date.

If the Company does not provide notice of its election to pay any dividend, or a portion thereof, on any Dividend Payment Date (other than the Mandatory Conversion Date) or upon the conversion of the Series A Preferred Shares pursuant to this Section 5(d) through delivery of Common Shares or units of Exchange Property, as the case may be, or, in connection with a Fundamental Change Conversion, if the Company provides the Fundamental Change Company

Notice later than the sixth Scheduled Trading Day prior to the Effective Date of the related Fundamental Change, the Company shall pay such dividend entirely in cash.

(e)                                  The aggregate number of Common Shares delivered in respect of dividends per Series A Preferred Share shall in no event exceed the Maximum Conversion Rate, subject to adjustment in the same manner as each Fixed Conversion Rate  pursuant to Section 13 (the “Share Cap”).  To the extent that the Company elects to pay any accumulated and unpaid dividends, in whole or in part, by delivering Common Shares, and the Share Cap results in the Company delivering fewer Common Shares than it would have been required to deliver in the absence of the Share Cap, the Company shall, if it is legally able to do so, pay cash in respect of the deficit amount resulting from application of the Share Cap (except in the case of dividends payable upon an Optional Conversion).

Section 6.                                           Payment of Additional Amounts.

(a)                                 The Company will make all payments and deliveries on the Series A Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is organized or resident for tax purposes, or through which the Company or the Transfer Agent makes any payments or deliveries on the Series A Preferred Shares, or any political subdivision or taxing authority thereof or therein (any of which, a “Taxing Jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction or any political subdivision thereof).  If a withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions described below, pay or deliver, as the case may be, to the holders of the Series A Preferred Shares such additional amounts in cash or Common Shares, as applicable, as additional dividends as may be necessary so that every net payment or delivery, as the case may be, made to such holders, after the withholding or deduction, will not be less than the amount provided for herein to be then due and payable or deliverable, as the case may be (collectively, “Additional Amounts”).

(b)                                 The Company will not be required to pay or deliver any Additional Amounts for or on account of:

(i)                                     any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the existence of any present or former connection between the holder or beneficial owner and the relevant Taxing Jurisdiction (including, but not limited to, the fact that such holder or beneficial owner was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant Taxing

Jurisdiction) other than any connection arising solely from the mere ownership of, or receipt of payment or delivery under, such Series A Preferred Shares;

(ii)                                  any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the presentation of any Series A Preferred Shares for payment or delivery, as applicable, more than 30 days after the Relevant Date;

(iii)                               any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(iv)                              any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment or delivery in respect of the Series A Preferred Shares;

(v)                                 any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such Series A Preferred Shares to comply with any reasonable request by the Company addressed to the holder within 30 days of such request (A) to provide information concerning the nationality, citizenship, residence or identity of the holder or the beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(vi)                              any taxes imposed with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Internal Revenue Code of 1986, as amended, and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto; or

(vii)                           any combination of clauses (i), (ii), (iii), (iv), (v) and (vi).

(c)                                  In addition, the Company will not pay or deliver Additional Amounts with respect to any payment or delivery on any such Series A Preferred Shares to any holder of Series A Preferred Shares who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Series A Preferred Shares if such payment or delivery would be required by the laws of the relevant Taxing Jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such Additional Amounts had it been the holder of the Series A Preferred Shares.

(d)                                 For the avoidance of doubt, the provisions set forth in this Section 6 shall apply to any payment and/or delivery due upon any Tax Event Conversion.

Section 7.                                           Liquidation Rights.

(a)                                 Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A Preferred Shares and any Parity Shares shall be entitled to receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Company, after satisfaction of all liabilities and obligations to creditors of the Company, if any, and the liquidation preference of any of the Company’s share capital ranking senior to the Series A Preferred Shares with respect to distribution of assets upon the Company’s liquidation, dissolution or winding-up, if any, but before any distribution of such assets or proceeds is made to or set aside for the holders of Common Shares and any other Junior Shares as to such a distribution, a liquidating distribution in an amount equal to the “Liquidation Preference” of US$50.00 per Series A Preferred Share, plus any accumulated and unpaid dividends thereon, whether or not declared.  If, in any such distribution, the Company’s assets or proceeds thereof are not sufficient to pay the Liquidating Distribution to the Series A Preferred Shares and any Parity Shares, distributions will be made pro rata as to the Series A Preferred Shares and any Parity Shares but only to the extent the Company has assets available after satisfaction of all liabilities and obligations to creditors of the Company, if any, and the full liquidation preference of any of the Company’s share capital ranking senior to the Series A Preferred Shares with respect to distribution of assets upon the Company’s liquidation, dissolution or winding-up, if any.  Holders of Series A Preferred Shares will not be entitled to any other amounts from the Company after they have received their full Liquidating Distribution.

(b)                                 If, in any distribution described in Section 7(a) above, the assets of the Company or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series A Preferred Shares and all holders of any Parity Shares, the amounts paid to the holders of Series A Preferred Shares and to the holders of all such other Parity Shares shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A Preferred Shares and the liquidation preferences of  the holders of all such other Parity Shares but only to the extent the Company has assets or proceeds thereof available after satisfaction of all liabilities to creditors and the claims of holders of any Preferred Shares ranking senior to the Series A Preferred Shares and such Parity Shares with respect to the distribution of assets upon any liquidation, dissolution or winding-up of the Company.  In any such distribution, the “Liquidating Distribution” to any holder of Preferred Shares shall be the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Company available for such distribution), including any accumulated and unpaid dividends (whether or not declared) (and, in the case of any holder of Preferred Shares other than Series A Preferred Shares and on which dividends do not accrue on a cumulative basis, an amount equal to any declared and unpaid dividends).

(c)                                  If the Liquidating Distributions has been paid in full to all holders of Series A Preferred Shares, the holders of other shares of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(d)                                 For purposes of this Section 7, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

Section 8.                                           Mandatory Conversion on the Mandatory Conversion Date.

(a)                                 Each Series A Preferred Share, unless previously converted in an Optional Conversion, Fundamental Change Conversion or Tax Event Conversion, shall automatically convert on the Mandatory Conversion Date into a number of Common Shares equal to the Conversion Rate (“Mandatory Conversion”).

(b)                                 Each of the Fixed Conversion Rates, the Initial Price and the Threshold Appreciation Price shall be subject to adjustment in accordance with the provisions of Section 13.

(c)                                  In addition to the delivery of Common Shares as set forth in Section 8(a), the Holders of Series A Preferred Shares on the Mandatory Conversion Date shall have the right to receive an amount equal to all accumulated and unpaid dividends on the Series A Preferred Shares (in cash, Common Shares or a combination thereof, at the Company’s election and subject to the Share Cap, as provided in Section 5), whether or not declared prior to that date, for the then-current Dividend Period ending on May 1, 2021 and for all prior Dividend Periods, so long as the Company is lawfully permitted to pay such dividends at such time. To the extent that the Company elects to pay such accumulated and unpaid dividends, in whole or in part, by delivering Common Shares, and the Share Cap results in the Company delivering fewer Common Shares than it would have been required to deliver in the absence of the Share Cap, the Company shall, if it is legally able to do so, pay cash in respect of the deficit amount resulting from application of the Share Cap.

Section 9.                                           Conversion at the Option of the Holder.

(a)                                 Other than during the Fundamental Change Conversion Period, Series A Preferred Shares are convertible, in whole or in part, at the option of the Holder thereof (“Optional Conversion”) at any time prior to May 1, 2021, into Common Shares at the Minimum Conversion Rate, subject to adjustment in accordance with Section 13.

(b)                                 In addition to the number of Common Shares issuable at the Minimum Conversion Rate upon conversion of each Series A Preferred Share at the option of the Holder on the Optional Conversion Date, the Company shall pay (in cash, Common Share or a combination thereof, at its election, as provided in Section 5), an amount equal to all accumulated and unpaid dividends on such converted Series A Preferred Share(s), whether or not declared prior to that date (other than previously declared dividends on the Series A Preferred Shares that were paid to Record Holders as of a prior date), for all Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Optional Conversion Date, subject to Section 9(c) and the Share Cap and so long as the Company is then lawfully permitted to pay such dividends. To the extent that the Company elects to pay such accumulated and unpaid dividends, in whole or in part, by delivering Common Shares, and the Share Cap results in the Company delivering fewer Common Shares than it would have been required to deliver in the absence of the Share Cap, the Company shall have no obligation to pay any cash or deliver any additional Common Shares in respect of the deficit amount resulting from application of the Share Cap.  Holders who exercise the Optional Conversion right will not be entitled to receive dividends for the then-current Dividend Period.

(c)                                  Notwithstanding Section 9(b), if the Optional Conversion Date for any Optional Conversion occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, then:

(i)                                     the Company shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted Series A Preferred Share(s) on such Regular Record Date;

(ii)                                  Series A Preferred Share(s) surrendered for Optional Conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current Dividend Period with respect to the Series A Preferred Share(s) so converted; and

(iii)                               the consideration that the Company delivers to the converting Holder on the Optional Conversion Date shall not include any consideration in respect of such dividend.

Section 10.                                    Fundamental Change Conversion.

(a)                                 If a Fundamental Change occurs prior to the Mandatory Conversion Date, the Holders of the Series A Preferred Shares shall have the right to convert their Series A Preferred Shares at any time during the period (the “Fundamental Change Conversion Period”) beginning on, and including, the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date that is 20 calendar days after such Effective Date (any conversion pursuant to this Section 10, a “Fundamental Change Conversion”) into:

(i)                                     a number of Common Shares (or units of Exchange Property in accordance with Section 13(e) if the Fundamental Change also constitutes a Reorganization Event) per Series A Preferred Share equal to Fundamental Change Conversion Rate; and

(ii)                                  at the Company’s election and subject to the Share Cap, Common Shares (or, if applicable, units of Exchange Property), cash or a combination thereof in an amount equal to any accumulated and unpaid dividends to the applicable Conversion Date, whether or not declared, on such Series A Preferred Shares (in the manner provided in Section 5), to the extent that the Company has lawfully available funds to pay such dividends; provided, however, that if the relevant Fundamental Change Conversion Date occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, then the Company shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted Series A Preferred Share(s) on such Regular

Record Date and the consideration that the Company delivers to the converting Holder will not include any consideration in respect of such dividend.

To the extent that the Company elects to pay the accumulated and unpaid dividends described in clause (ii) above, in whole or in part, by delivering Common Shares, and the Share Cap results in the Company delivering fewer Common Shares than it would have been required to deliver in the absence of the Share Cap, it shall, if it is legally able to do so, pay cash in respect of the deficit amount resulting from application of the Share Cap.

(b)                                 To the extent practicable, at least 20 calendar days prior to the anticipated Effective Date of the Fundamental Change or, if such prior notice is not practicable, no later than the Effective Date of the Fundamental Change, a written notice (the “Fundamental Change Company Notice”) shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Record Holders as they appear on the share register of the Company; provided that if the Company notifies Holders of a Fundamental Change later than the 20th calendar day prior to the Effective Date of a Fundamental Change, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Effective Date of the Fundamental Change to, but excluding, the date of the Fundamental Change Company Notice; provided further that the Fundamental Change Conversion Period will not be extended beyond the Mandatory Conversion Date.  Such Fundamental Change Company Notice shall contain:

(i)                                     the anticipated Effective Date (or, if applicable, the Effective Date) of such Fundamental Change;

(ii)                                  the Fundamental Change Conversion Period;

(iii)                               the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and

(iv)                              whether the Company has elected to pay all or any portion of accumulated and unpaid dividends in Common Shares (or units of Exchange Property, as the case may be) and, if so, the portion thereof (as a percentage) that will be paid in Common Shares or units of Exchange Property;

provided, however, that notwithstanding the foregoing, if the Company delivers the Fundamental Change Company Notice after the date that is six Scheduled Trading Days prior to the Effective Date of the Fundamental Change, the Company will be required to pay all accumulated and unpaid dividends in cash.  If the relevant Fundamental Change Company Notice does not specify the actual Effective Date of the relevant Fundamental Change, the Company shall provide a separate written notice to Holders in the same manner as the Fundamental Change Company  Notice specifying such Effective Date.

(c)                                  To the extent a Holder does not convert its Series A Preferred Shares pursuant to this Section 10 and a Reorganization Event has occurred, in lieu of Common Shares, the Company shall pay or deliver, as the case may be, to such Holder on the Mandatory Conversion Date, units of Exchange Property as determined in accordance with Section 13(e).

(d)                                 Upon a Fundamental Change Conversion, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof in the written notice provided to the Company as set forth in Section 12, deliver to the Holder such cash and securities issuable upon such Fundamental Change Conversion, together with payment of cash in lieu of any fraction of a share, as provided in Section 17.  Such delivery shall take place upon, and only to the extent of, the consummation of such Fundamental Change Conversion.

(e)                                  In the event that a Fundamental Change Conversion is effected with respect to Series A Preferred Shares representing fewer than all of the Series A Preferred Shares held by a Holder, upon such Fundamental Change Conversion, the Company shall execute and the Transfer Agent shall countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Series A Preferred Shares as to which Fundamental Change Conversion was not effected.

Section 11.                                    Tax Event Conversion.

(a)                                 If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after the date of the final prospectus supplement for the offering of the Series A Preferred Shares (any such change, a “Tax Event”), the Company becomes obligated to pay or deliver Additional Amounts on the issued and outstanding Series A Preferred Shares pursuant to Section 6, the Company shall be entitled (but not obligated), to cause all (but not less than all) Series A Preferred Shares issued and outstanding to be automatically converted into a number of Common Shares (the “Tax Event Conversion”) based on the Fundamental Change Conversion Rate (the “Tax Event Conversion Rate”).  In addition to the number of Common Shares issuable upon conversion of each Series A Preferred Share, the Company will pay all accumulated and unpaid dividends, whether or not previously declared, on the Series A Preferred Shares to, but not including, the Tax Event Conversion Date in, at the Company’s election and subject to the Share Cap, Common Shares, cash or a combination thereof (in the manner provided in Section 5), to the extent that the Company has lawfully available funds to pay such dividends; provided, however, that if the Tax Event Conversion Date occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, then the Company shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted Series A Preferred Share(s) on such Regular Record Date and the consideration that the Company delivers to the converting Holder will not include any consideration for such dividend. To the extent that the Company elects to pay the accumulated and unpaid dividends described in the immediately preceding sentence, in whole or in part, by delivering Common Shares, and the Share Cap results in the Company delivering fewer Common Shares than it would have been required to deliver in the absence of the Share Cap, the Company shall, if it is legally able to do so, pay cash in respect of the deficit amount resulting from application of the Share Cap.

(b)                                 To exercise the conversion right specified in Section 11(a), the Company must provide notice to the Holders of the Series A Preferred Shares (the “Tax Event Conversion

Notice”) of the occurrence of such Tax Event and of the Company’s election to exercise the related conversion right.  Failure to provide such notice to a Holder or any defect in such notice to such Holder shall not affect its sufficiency with respect to other Holders.  The date of conversion for the Tax Event Conversion will be a date selected by the Company (the “Tax Event Conversion Date”) that is no fewer than 20 and no more than 30 Trading Days after the date the Tax Event Conversion Notice is sent to Holders of the Series A Preferred Shares.  In addition to any information required by applicable law or regulation, the Tax Event Conversion Notice shall state, as appropriate:

(i)                                     the Tax Event Conversion Date;

(ii)                                  the method for calculating the Tax Event Conversion Rate; and

(iii)                               whether the Company has elected to pay all or any portion of accumulated and unpaid dividends in Common Shares (or units of Exchange Property, as the case may be) and, if so, the portion thereof (as a percentage) that will be paid in Common Shares or units of Exchange Property.

(c)                                  For purposes of determining the Tax Event Conversion Rate, the provisions in Section 10 applicable to the determination of the Fundamental Change Conversion Rate shall apply except that (i) the “Effective Date” will be the Tax Event Conversion Date and (ii) the “Share Price” will be the Average VWAP per Common Share over the 10 Trading Day period beginning on, and including, the second Trading Day immediately following the date on which the Tax Event Conversion Notice is sent to Holders of the Series A Preferred Shares.

Section 12.                                    Conversion Procedures.

(a)                                 To effect an Optional Conversion pursuant to Section 9, a Holder who:

(i)                                     holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii)                                  holds Series A Preferred Shares in definitive, certificated form must:

(A)                               complete and manually sign the conversion notice on the back of the Series A Preferred Share certificate or a facsimile of such conversion notice;

(B)                               deliver the completed conversion notice and the Certificated Series A Preferred Shares to be converted to the Conversion

Agent;

(C)                               if required, furnish appropriate endorsements and transfer documents; and

(D)                               if required, pay all transfer or similar taxes or duties, if any.

The Optional Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Optional Conversion Date”).  A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder.  A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the Series A Preferred Shares being converted is in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the later of the second Business Day immediately succeeding the Optional Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

In the event that an Optional Conversion is effected with respect to Series A Preferred Shares representing less than all the Series A Preferred Shares held by a Holder, upon such Optional Conversion the Company shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Series A Preferred Shares as to which Optional Conversion was not effected, or, if the Series A Preferred Shares are held in book-entry form, the Company shall cause the Transfer Agent and Registrar to reduce the number of Series A Preferred Shares represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(b)                                 To effect a Fundamental Change Conversion pursuant to Section 10, a Holder who

(i)                                     holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii)                                  holds Series A Preferred Shares in definitive, certificated form must:

(A)                               complete and manually sign the conversion notice on the back of the Series A Preferred Share certificate or a facsimile of such conversion notice;

(B)                               deliver the completed conversion notice and the Certificated Series A Preferred Shares to be converted to the Conversion

Agent;

(C)                               if required, furnish appropriate endorsements and transfer documents; and

(D)                               if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”).  A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder.  A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the Series A Preferred Shares being converted is in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the later of the second Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

In the event that a Fundamental Change Conversion is effected with respect to Series A Preferred Shares representing less than all the Series A Preferred Shares held by a Holder, upon such Fundamental Change Conversion the Company shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Series A Preferred Shares as to which Fundamental Change Conversion was not effected, or, if the Series A Preferred Shares is held in book-entry form, the Company shall cause the Transfer Agent and Registrar to reduce the number of Series A Preferred Shares represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c)                                  On the Mandatory Conversion Date, the Fundamental Change Conversion Date, the Tax Event Conversion Date or any Optional Conversion Date (each, a “Conversion Date”), dividends on any Series A Preferred Shares converted to Common Shares shall cease to accrue and accumulate, and such Series A Preferred Shares shall cease to be issued and outstanding, in each case, subject to the right of Holders of such shares to receive Common Shares into which such Series A Preferred Shares are convertible and any accumulated and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 8, Section 9, Section 10 or Section 11, as applicable.

(d)                                 The Person or Persons entitled to receive the Common Shares issuable upon any conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of the close of business on the applicable Conversion Date.  Except as provided in Section 13(a)(iii), Section 13(a)(iv) and Section 13(c)(ii), prior to the close of business on the applicable Conversion Date, Common Shares issuable upon conversion of any Series A Preferred Shares shall not be deemed issued and outstanding for any purpose, and Holders of Series A Preferred Shares shall have no rights with respect to the Common Shares (including without limitation voting rights, rights to participate in tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Series A Preferred Shares.

(e)                                  In the event that a Holder of Series A Preferred Shares shall not by written notice designate the name in which Common Shares to be issued upon conversion of such Series A Preferred Shares should be registered, the Company shall be entitled to register such shares, and make such payment, in the name of the Holder of such Series A Preferred Shares as shown on the records of the Company.

Section 13.                                    Conversion Rate Adjustments to the Fixed Conversion Rates.

(a)                                 Each Fixed Conversion Rate shall be adjusted from time to time as follows:

(i)                                     If the Company issues Common Shares as a dividend or distribution to all or substantially all holders of the Common Shares, or if the Company effects a subdivision or combination (including, without limitation, a reverse share split) of the Common Shares, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 × (OS1/OS0)

where,

CR0                         =                             the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

CR1                         =                             the Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0                           =                             the number of Common Shares issued and outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be (prior to giving effect to such event); and

OS1                           =                             the number of Common Shares that would be issued and outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be.  If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend or distribution and (b) the date the dividend or distribution was to be paid to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)                                  If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants (other than pursuant to any shareholder rights plan) entitling them for a period expiring 45 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase Common Shares at less than the Current Market Price per Common Share as of the announcement date for such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 × (OS0 + X)/(OS0 + Y)

where,

CR0                         =                             the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1                         =                             the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

OS0                           =                             the number of Common Shares issued and outstanding immediately prior to the close of business on such Record Date;

X                                       =                             the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y                                       =                             the aggregate price payable to exercise such rights, options or warrants, divided by the Current Market Price.

Any increase in the Fixed Conversion Rates made pursuant to this clause (ii) shall become effective immediately after the close of business on the Record Date for such issuance.  To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered.  If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price per Common Share as of the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(iii)                               If the Company pays a dividend or other distribution to all or substantially all holders of Common Shares of any of the Company’s share capital, evidences of the Company’s indebtedness, the Company’s assets or rights to acquire the Company’s share capital, indebtedness or assets of the Company, excluding:

(A)                               any dividend, distribution or issuance as to which the provisions of clause (i) or clause (ii) above apply;

(B)                               dividends or distributions paid exclusively in cash as to which the provisions of clause (iv) below apply; and

(C)                               Spin-Offs as to which the provisions set forth below in this clause (iii) apply, then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × SP0/(SP0 – FMV)

where,

CR0                         =                             the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1                         =                             the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                             =                             the Current Market Price per Common Share as of such Record Date; and

FMV                    =                             the fair market value (as determined in good faith by the Board of Directors) on the Record Date for such dividend or distribution of the Company’s share capital (other than Common Shares), evidences of the Company’s indebtedness, the Company’s assets or rights to acquire the share capital, indebtedness or assets of the Company, expressed as an amount per Common Share.

If the Board of Directors determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Current Market Price per Common Share as of the Record Date for such dividend or other distribution.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Series A Preferred Shares shall receive, in respect of each Series A Preferred Share, at the same time and upon the same terms as holders of Common Shares, any of the Company’s share capital, evidences of the Company’s indebtedness, the Company’s assets or rights to acquire the Company’s share capital, indebtedness or assets of the Company that such Holder would have received if such Holder owned a number of Common Shares equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or other distribution.

Any increase made under the portion of this clause (iii) shall become effective immediately after the close of business on the Record Date for such dividend or other distribution.  If such dividend or distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on the Common Shares consists of share capital of, or similar equity interests in, a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or, when issued, will be, traded on a U.S. national securities exchange, then each Fixed Conversion Rate shall instead be increased based on the following formula:

CR1 = CR0 × (FMV0 + MP0) / MP0

where,

CR0                         =                             the Fixed Conversion Rate in effect at the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;

CR1                         =                             the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;

FMV0               =                             the Average VWAP per share of such share capital or similar equity interests distributed to holders of the Common Shares applicable to one Common Share over the 10 consecutive Trading Day period commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange; and

MP0                        =                             the Average VWAP per Common Share over the 10 consecutive Trading Day period commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange.

The increase to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange, but will be given effect as of the open of business on the date immediately succeeding the Record Date for such dividend or distribution on the relevant exchange.  The Company shall delay the settlement of any conversion of the Series A Preferred Shares if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period.  In such event, the Company shall deliver the Common Shares issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this clause (iii) (and subject in all respect to clause (ii)), rights, options or warrants distributed by the Company to all or substantially all holders of its Common Shares entitling them to subscribe for or purchase the Company’s shares, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this clause (iii) (and no adjustment to the Conversion Rate under this clause (iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iii).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such  distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iii), if any dividend or distribution to which this clause (iii) is applicable includes one or both of: (A) a dividend or distribution of Common Share to which clause (i) is applicable (the “Clause A Distribution”); or (B) an issuance of rights, options or warrants to which clause (ii) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this clause (iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iii) with respect to such Clause C Distribution shall then be made, and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on the effective date” within the meaning of clause (i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of clause (ii).

(iv)                              If the Company pays or makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Shares, excluding (a) any cash that is distributed as part of a distribution referred to in clause (iii) above and (b) any consideration payable in connection with a tender or exchange offer made by the Company or any of the Company’s Subsidiaries referred to in clause (v) below, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × SP0 / (SP0 – C)

where,

CR0                         =                             the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1                         =                             the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0                             =                             the Current Market Price per Common Share as of the Record Date for such distribution; and

C                                       =                             an amount of cash per Common Share that the Company distributes to holders of the Common Shares.

The adjustment to each Fixed Conversion Rate made pursuant to this clause (iv) shall become effective immediately after the close of business on the Record Date for such distribution.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Series A Preferred Shares shall receive, in respect of each Series A Preferred Share, at the same time and upon the same terms as holders of Common Share, the amount of cash that such Holder would have received if such Holder owned a number of Common Shares equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution.  If such distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

(v)                                 If the Company or any of its Subsidiaries complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Shares and the cash and value of any other consideration included in the payment per Common Share validly tendered or exchanged exceeds the Average VWAP per Common Share over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × (FMV + (SP1 × OS1)) / (SP1 × OS0)

where:

CR0                         =                             the Fixed Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1                         =                             the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the trading day next succeeding the Expiration Date;

FMV                    =                             the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1                           =                             the number of Common Shares issued and outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0                           =                             the number of Common Shares issued and outstanding at the Expiration Time, including any Purchased Shares; and

SP1                             =                             the Average VWAP per Common Share for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Rate under this clause (v) shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Expiration Date.  The Company shall delay the settlement of any conversion of Series A Preferred Shares if the Conversion Date occurs during such 10 consecutive Trading Day period.  In such event, the Company shall deliver the Common Shares issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(vi)                              If the Company has in effect a shareholder rights plan while any Series A Preferred Shares remain issued and outstanding, Holders of Series A Preferred Shares shall receive, upon a conversion of Series A Preferred Shares, in addition to Common Shares, rights under the Company’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Shares.  If the rights provided for in the shareholder rights plan have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Series A Preferred Shares would not be entitled to receive any rights in respect of the Common Shares, if any, that the Company is required to deliver upon conversion of Series A Preferred Shares, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Shares, share capital (other than Common Shares), evidences of the Company’s indebtedness, the Company’s assets or rights to acquire the share capital, indebtedness or assets of the Company pursuant to clause (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.  A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Fixed Conversion Rates pursuant to clause (ii) or (prior to the separation of such rights) clause (iii) above.

(b)                                 The Company may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of the Company’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reason; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c)                                  (i)                                     No adjustment in the Fixed Conversion Rates will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rates.  If the adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.  All required calculations will be made to the nearest cent or 1/10,000th of a share.  Notwithstanding the foregoing, all adjustments not previously made shall be made upon any Mandatory Conversion, Optional Conversion, Fundamental Change Conversion or Tax Event Conversion.  If an adjustment is made to the Fixed Conversion Rates pursuant to this Section 13, an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Conversion Rate shall apply on the Conversion Date.  Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be the Minimum Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 13(a) or Section 13(b) and the denominator of which shall be the Minimum Conversion Rate immediately before such adjustment.  Whenever the Company is required to calculate the VWAP per Common Share over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Share Price, the Current Market Price or the value of the

Common Shares over a Dividend Reference Period (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Record Date, Ex-Date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(ii)                                  No adjustment to the Fixed Conversion Rates need be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Shares and solely as a result of holding Series A Preferred Shares, as if such Holders held a number of Common Shares equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of Series A Preferred Shares held by such Holders.  For the avoidance of doubt, with respect to any adjustment to the Fixed Conversion Rates occurring after the end of the Final Averaging Period and before the Conversion Date, Holders shall either convert based on such adjusted Fixed Conversion Rates or be entitled to participate in the transaction that would otherwise require such adjustment as set forth in the preceding sentence.

(iii)                               The Fixed Conversion Rates shall not be adjusted upon:

(A)                               the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in the Common Shares under any plan;

(B)                               the issuance of any Common Share or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company;

(C)                               the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date; or

(D)                               a change solely in the par value of the Common Shares.

(d)                                 Whenever a Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, is to be adjusted, the Company shall: (i) compute such adjusted Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, provide, or cause to be provided, a written notice to the Holders of the Series A Preferred Shares of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, provide, or cause to be provided, to the Holders of the Series A Preferred Shares a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable.

(e)                                  In the event of:

(i)                                     any recapitalization, reclassification or change of the Common Shares (other than changes only in par value or resulting from a subdivision or combination);

(ii)                                  any consolidation, amalgamation or merger of the Company with or into another Person;

(iii)                               any sale, transfer, lease or conveyance to another Person of all or substantially all of the Company’s and its Subsidiaries’ property and assets; or

(iv)                              any statutory exchange of the Company’s securities with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the issued and outstanding Common Shares;

in each case, as a result of which the Common Shares are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, each Series A Preferred Share issued and outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders of the Series A Preferred Share, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Shares received in such Reorganization Event (the “Exchange Property”), and, prior to or at the effective time of such Reorganization Event, the Company shall cause its Bye-Laws (or other similar organizational document) to be amended without any requirement for consent of Holders to provide for such change in the convertibility of the Series A Preferred Shares.  If the transaction causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part on any form of shareholder election), the Exchange Property into which the Series A Preferred Shares will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Shares.  If a Conversion Date follows a Reorganization Event, the Conversion Rate then in effect shall be applied on the Conversion Date to the amount of such Exchange Property received per Common Share in the Reorganization Event (a “unit of Exchange Property”), as determined in accordance with this Section 13(e).  For the purpose of determining which clause of the definition of Conversion Rate shall apply on the Mandatory Conversion Date and for the purpose of calculating the Conversion Rate if clause (ii) of the definition thereof is applicable, the value of a unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a unit of Exchange Property includes common stock, common shares or

American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock, common shares or ADRs shall be the Average VWAP for a share of such common stock, such common share or a single ADR, as the case may be, for the Final Averaging Period.  For the purpose of paying accumulated and unpaid dividends in units of Exchange Property in accordance with Section 5, the value of a unit of Exchange Property shall equal 97% of the value over the relevant Dividend Period determined pursuant to the immediately preceding sentence.

The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any of the share capital of the Company (or any successor) received by the holders of Common Shares in any such Reorganization Event.

The Company (or any successor) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 13(e).

(f)                                   [Reserved]

(g)                                  For purposes of this Section 13, the number of Common Shares at any time issued and outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

Section 14.                                    No Sinking Fund.  The Series A Preferred Shares are not subject to any mandatory redemption, sinking fund, or other similar provisions.  Holders of Series A Preferred Shares have no right to require redemption or repurchase of any Series A Preferred Shares.

Section 15.                                    Reservation of Common Shares.  (a)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Shares or shares held in the treasury of the Company, solely for issuance upon the conversion of Series A Preferred Shares and for payment of dividends on Series A Preferred Shares, in each case, as herein provided, free from any preemptive or other similar rights, a number of Common Shares equal to the product of (i) 2, (ii) the Share Cap and (iii) the number of Series A Preferred Shares then issued and outstanding.

(b)                                 Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Series A Preferred Shares or as payment for dividends on Series A Preferred Shares, in each case, as herein provided, Common Shares reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued Common Shares), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and subject to applicable laws.

(c)                                  All Common Shares delivered upon conversion of the Series A Preferred Shares or as payment for dividends on Series A Preferred Shares, in each case, shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)                                 Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Shares or as payment for dividends on Series A Preferred Shares, in each case, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)                                  The Company hereby covenants and agrees that, if at any time the Common Shares shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Series A Preferred Shares or as payment for dividends on Series A Preferred Shares; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the earlier of the first conversion of Series A Preferred Shares into Common Shares and the first payment of Common Shares as a dividend on Series A Preferred Shares, in each case, in accordance with the provisions hereof, the Company covenants to list such Common Shares issuable upon conversion of the Series A Preferred Shares or as a payment for dividends on the Series A Preferred Shares in accordance with the requirements of such exchange or automated quotation system at such time.

Section 16.                                    [Reserved]

Section 17.                                    Fractional Shares. (a)  No fractional Common Shares or any fractional amounts of other common stock, common shares or ADRs included in the Exchange Property shall be issued as a result of any conversion of Series A Preferred Shares or as a result of any payment of dividends on the Series A Preferred Shares in Common Shares or units of Exchange Property.

(b)                                 In lieu of any fractional Common Share or any fractional amount of other common stock, common shares, or ADRs  included in the Exchange Property otherwise issuable in respect of any Mandatory Conversion, Optional Conversion, Fundamental Change Conversion or Tax Event Conversion or as a result of the election of the Company to pay a dividend in Common Shares or units of Exchange Property in accordance with Section 5, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the VWAP per Common Share or such other common stock, common share or ADR on the Trading Day immediately preceding (x) the relevant Conversion Date or (y) the date on which such dividend is paid, as applicable.

Section 18.                                    Multiple Series A Preferred Shares.  If more than one share of the Series A Preferred Shares is surrendered for conversion at one time by or for the same Holder, the number of full Common Shares or full shares of other common shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Series A Preferred Shares so surrendered.  If the Company pays dividends in Common Shares or other common shares on more than one Series A Preferred Share held at any one time by or for the same Holder, the number of full Common Shares or full shares of other common shares payable in connection with such dividend shall be computed on the basis of the aggregate number of Series A Preferred Shares so held.

Section 19.                                    Voting Rights.  (a)                                             The holders of Series A Preferred Shares shall not have any voting rights except as set forth in this Section 19 or as otherwise from time to time required by law.

(b)                                 Whenever dividends on any Series A Preferred Shares shall not have been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods, including the Dividend Period ending on August 1, 2018 (a “Nonpayment Event”), the holders of Series A Preferred Shares, together with the holders of any issued and outstanding Voting Preferred Shares, voting together as a single class, shall be entitled to elect two additional directors to the Board of Directors (the “Preferred Shares Directors”); provided that it shall be a qualification for election for any such Preferred Shares Director that the election of such director shall not cause the Company to violate the corporate governance requirements of any securities exchange or other trading facility on which securities of the Company may then be listed or quoted that listed or quoted companies must have a majority of independent directors.  The number of Preferred Shares Directors on the Board of Directors shall never be more than two at any one time.

In the event that the holders of the Series A Preferred Shares, and any such other holders of Voting Preferred Shares, shall be entitled to vote for the election of the Preferred Shares Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special general meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series A Preferred Shares or of any other such series of Voting Preferred Shares then issued and outstanding (unless such request for a special general meeting is received less than 90 days before the date fixed for the next annual or special general meeting of the shareholders of the Company, in which event such election shall be held only at such next annual or special general meeting of shareholders), and, thereafter, at each subsequent annual general meeting of shareholders of the Company, so long as the rights relative to a Nonpayment Event remain in effect.  Such request to call a special general meeting for the initial election of the Preferred Shares Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A Preferred Shares or Voting Preferred Shares, and delivered to the Secretary of the Company in such manner as provided for in Section 22 below, or as may otherwise be required by Bermuda law.

If and when all accumulated dividends have been paid in full on the Series A Preferred Shares following a Nonpayment Event (or declared and a sum sufficient for payment thereof set aside), then the right of the holders of Series A Preferred Shares to elect the Preferred Shares Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 19) and, if and when any rights of holders of Series A Preferred Shares and Voting Preferred Shares to elect the Preferred Shares Directors shall have terminated, the terms of office of all the Preferred Shares Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically decrease by two.

Any Preferred Shares Director may be removed at any time without cause by the holders of record of a majority of the aggregate liquidation preference of Series A Preferred Shares and Voting Preferred Shares then issued and outstanding (voting together as a single class), when they have the voting rights described above.  So long as a Non-Payment Event shall continue, any vacancy in the office of a Preferred Shares Director (other than prior to the initial election of Preferred Shares Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Shares Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the issued and outstanding Series A Preferred Shares and any Voting Preferred Shares (voting together as a single class by reference to the aggregate liquidation preference of all Series A Preferred Shares and Voting Preferred Shares), when they have the voting rights described above.  Any such vote of shareholders to remove, or to fill a vacancy in the office of, a Preferred Shares Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preferred Shares Directors after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special general meeting of the shareholders of the Company, in which event such election shall be held at such next annual or special general meeting of shareholders).  The Preferred Shares Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Each Preferred Shares Director elected at any special general meeting of shareholders of the Company or by written consent of the other Preferred Shares Director shall hold office until the next annual general meeting of the shareholders of the Company if such office shall not have previously terminated as above provided.

(c)                                  Subject to the terms of the Bye-laws and the Companies Act and Section 19(d) herein, any or all of the special rights attached to the Series A Preferred Shares may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the voting power represented by the issued and outstanding Series A Preferred Shares or with the sanction of a resolution passed by at least a majority of the Series A Preferred Shares in accordance with the Companies Act.

(d)                                 In addition to any other vote or consent of shareholders required by law or the Bye-Laws, notwithstanding the provisions of Section 19(c), the affirmative vote or consent of the holders of at least 66 2/3% in voting power of the issued and outstanding Series A Preferred Shares, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, will be required to:

(i)                                     amend or alter this Certificate of Designations or the Bye-Laws to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of shares ranking senior to the Series A Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on the Company’s liquidation, dissolution or winding up;

(ii)                                  amend, alter or repeal any provision of the this Certificate of Designations or the Bye-Laws so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares; or

(iii)                               consummate a binding share exchange or reclassification involving the Series A Preferred Shares, or of a merger, consolidation or amalgamation of the Company with another corporation or other entity, unless, in each case, (x) Series A Preferred Shares remain issued and outstanding or, in the case of any such merger, consolidation or amalgamation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining issued and outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A Preferred Shares immediately prior to such consummation, taken as a whole;

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Shares, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Shares, ranking equally with and/or junior to the Series A Preferred Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of issued and outstanding Series A Preferred Shares.

The foregoing voting provisions will not apply with respect to the Series A Preferred Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all issued and outstanding Series A Preferred Shares shall have been converted into the Common Shares.

(e)                                  Subject to applicable Bermuda law and regulation, without the consent of the Holders of the Series A Preferred Shares, the Board of Directors, by resolution, may amend, alter, supplement or repeal any terms of the Series A Preferred Shares:

(i)                                     to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)                                  so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Shares taken as a whole, to make any provision with respect to matters or questions arising with respect to the Series A Preferred Shares that is not inconsistent with the provisions of this Certificate of Designations; or

(iii)                               amend, alter, supplement or repeal any terms of the Series A Preferred Shares in order to conform the terms thereof to the description of the terms of the Series A Preferred Shares set forth under “Description of the Series A Preferred Shares” in the Prospectus Supplement.

(f)                                   The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Bye-Laws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Shares is listed or traded at the time.  Whether the vote or consent of the holders of a plurality, majority or other portion of the Series A Preferred Shares and any Voting Preferred Shares has been cast or given on any matter on which the Holders of Series A Preferred Shares are entitled to vote shall be determined by the Company by reference to the aggregate liquidation preference of the shares voted or covered by the consent.

(g)                                  For the avoidance of doubt, the provisions of this Section 19 shall be subject to Bye-Laws 15 through 26 inclusive (as may be amended, restated, supplemented, altered or modified from time to time) of the Bye-Laws.

Section 20.                                    Ranking.  The Series A Preferred Shares will, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up of the Company, rank senior to Junior Shares, pari passu with any Parity Shares, including other series of Preferred Shares that the Company may issue from time to time in the future the terms of which provide that they rank equally with the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of the Company and junior to any shares hereafter issued by the Company that by their terms rank senior to the Series A Preferred Shares as to the payment of dividends or distributions upon the liquidation or dissolution or winding-up of the Company.

Section 21.                                    Record Holders.  To the fullest extent permitted by applicable law, the Company and the Transfer Agent may deem and treat the Holder of any Series A Preferred Share as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

Section 22.                                    Notices.  All notices or communications in respect of Series A Preferred Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, the Bye-Laws or by applicable law.  Notwithstanding the foregoing, if Series A Preferred Shares are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series A Preferred Shares in any manner permitted by such facility.

Section 23.                                    No Preemptive Rights; No Redemption Right.  No Series A Preferred Shares shall have any rights of preemption whatsoever as to, or any preferential right to purchase or subscribe to, any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.  The Series A Preferred Shares will not be redeemable.

Section 24.                                    Other Rights.  The Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Bye-Laws or as provided by applicable law.

Section 25.                                    Replacement Share Certificates.  (a)  If physical certificates in respect of the Series A Preferred Shares are issued, and any of the Series A Preferred Share certificates shall be mutilated, lost, stolen or destroyed, the Company shall, at the expense of the relevant Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Share certificate, or in lieu of and substitution for the Series A Preferred Share certificate lost, stolen or destroyed, a new Series A Preferred Share certificate of like tenor and representing an equivalent number of Series A Preferred Shares, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Share certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(b)                                 The Company is not required to issue any certificate representing the Series A Preferred Shares on or after the Mandatory Conversion Date.  In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the Common Shares issuable pursuant to the terms of the Series A Preferred Shares formerly evidenced by the certificate.

Section 26.                                    Transfer Agent, Registrar and Conversion Agent.  The duly appointed transfer agent, registrar and conversion agent for the Series A Preferred Shares shall be the Transfer Agent.  The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Series A Preferred Shares or, in the case of Series A Preferred Shares issued in book-entry form through DTC or any similar facility, in any manner permitted by such facility.

Section 27.                                    Form.

(a)                                 The Series A Preferred Shares shall be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with DTC or another depositary reasonably acceptable to the Company (the “Depositary”), represented by one or more share certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A (which is hereby incorporated in and expressly made a part of this Certificate of Designations).  The aggregate number of Series A Preferred Shares represented by each share certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the share certificate.

(b)                                 Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Company, the Registrar and any agent of the Company or the

Registrar as the absolute owner of the Series A Preferred Shares.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Series A Preferred Shares.  The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series A Preferred Shares or this Certificate of Designations.

(c)                                  Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d)                                 If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 90 days, the Company shall issue certificated shares in exchange for the Global Preferred Shares or otherwise provide for alternate book-entry arrangements with respect to the Series A Preferred Shares.  In any such case, the Global Preferred Shares shall be exchanged in whole for definitive share certificates in substantially the form attached hereto as Exhibit A (each, a “Certificated Series A Preferred Share”) representing an equal aggregate Liquidation Preference or otherwise exchanged pursuant to such alternate book-entry arrangements providing for beneficial interests of an equal aggregate Liquidation Preference.  If Certificated Series A Preferred Shares are issued pursuant to this Section 27(d), such Certificated Series A Preferred Shares shall reflect the number of Series A Preferred Shares represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall be registered in the name or names of the Person or Persons specified by the Company in a written instrument to the Registrar.

(e)                                  An Officer permitted by applicable law shall sign each certificate representing the Series A Preferred Shares for the Company, in accordance with the Company’s Bye-Laws and applicable law, by manual or facsimile signature.  If the Officer whose signature is on a certificate representing the Series A Preferred Shares no longer holds that office at the time the Transfer Agent countersigned such certificate, such certificate shall be valid nevertheless.  A certificate representing the Series A Preferred Shares shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such certificate.  Each certificate representing the Series A Preferred Shares shall be dated the date of its countersignature.

Section 28.                                    Share Transfer and Stamp Taxes.  The Company shall pay any and all share transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of Series A Preferred Shares or Common Shares or other securities issued on account of Series A Preferred Shares pursuant hereto or certificates representing such shares or securities.  The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Series A Preferred Shares or Common Shares or other securities in a name other than that in which the Series A Preferred Shares with respect to which such Common Shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

IN WITNESS WHEREOF, NABORS INDUSTRIES LTD.  has caused this certificate to be signed by Mark D. Andrews, its Corporate Secretary, this May 14, 2018.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

[Signature Page to Certificate of Designations]

Exhibit A

[FORM OF FACE OF SERIES A PREFERRED SHARES]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES.  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	[Initial] Number of Series A
Preferred Shares [ ]

CUSIP G6359F 129

ISIN BMG6359F1297

NABORS INDUSTRIES LTD.,
an exempted company limited by shares incorporated
under the laws of Bermuda

Series A Preferred Shares
 (par value US$0.001 per share)
(liquidation preference as specified below)

NABORS INDUSTRIES LTD., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), hereby certifies that [    ] (the “Holder”), is the registered owner of [    ] ([    ])[the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Company’s designated Series A Preferred Shares, with a par value of US$0.001 per share and a liquidation preference of US$50 per share (the “Series A Preferred Shares”).  The Series A Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations, dated May 14, 2018, as the same may be amended from time to time (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations.

The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.  In the case of any conflict between this certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these Series A Preferred Shares shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by an Officer of the Company this [   ] of [       ] [       ].

NABORS INDUSTRIES LTD.

By:
Name:
Title:

REGISTRAR’S  COUNTERSIGNATURE

These are Series A Preferred Shares referred to in the within-mentioned Certificate of Designations.  Dated: [       ], [       ]

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR SERIES A PREFERRED SHARES]

Cumulative dividends on each Series A Preferred Share shall be payable at the applicable rate provided in the Certificate of Designations.  The Series A Preferred Shares shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of shares and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION
(To be Executed by the Holder
in order to Optionally Convert the Series A Preferred Shares)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [  ] 6.00% Mandatory Convertible Preferred Shares, Series A (the “Series A Preferred Shares”), of Nabors Industries Ltd.  (hereinafter called the “Company”), represented by share certificate No(s).  [  ] (the “Series A Preferred Share Certificates”), into common shares, par value US$0.001 per share, of the Company (the “Common Shares”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Share (the “Certificate of Designations”), as of the date written below.  If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any.  Each Series A Preferred Share Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of Series A Preferred Shares to be Converted:

Common Shares to be Issued:*

Signature:

Name:

Address:**

Fax No.:

* The Company is not required to issue Common Shares until the original Series A Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion Agent.

** Address where Common Shares and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series A Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Series A Preferred Shares evidenced hereby on the books of the Transfer Agent.  The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I(1)

Nabors Industries Ltd.

Global Preferred Share
6.00% Mandatory Convertible Preferred Shares, Series A

Certificate Number:

The number of Series A Preferred Shares initially represented by this Global Preferred Share shall be        .  Thereafter the Transfer Agent and Registrar shall note changes in the number of Series A Preferred Shares evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

(1)  Attach Schedule I only to Global Preferred Shares.